EX-99-B.8.36

                                     FORM OF
                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

       THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the "Amendment") is made and entered into as of the ___ day of _______, 2000, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut life insurance company (the "Company") on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and JANUS CAPITAL CORPORATION, a Colorado corporation ("Janus").

       WHEREAS, the Company and Janus are parties to a Participation Agreement, dated May 11, 1994, as supplemented by Amendments to the Fund Participation Agreement dated as of January 2, 1995 and February 24, 1995, May 1, 1995, January 1, 1996 and February 18, 1999 (the "Original Agreement"), and

       WHEREAS, the Company and Janus now desire to modify the Original Agreement to (i) include additional segregated asset accounts of the Company,
(ii) include additional Contracts funded by each Account; and (ii) make an additional funding option available.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto; effective as of _________, 2000;

2. Schedule B of the Original Agreement is hereby deleted and replaced with Schedule B attached hereto, effective as of _________, 2000.

3. the Original Agreement, as supplemented by this Amendment, is ratified and confirmed; and

4. this Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

             AETNA LIFE INSURANCE AND                                        JANUS CAPITAL CORPORATION
                 ANNUITY COMPANY

By:  ------------------------------------                           By: -----------------------------------

Name:    Laurie M. LeBlanc                                          Name: ---------------------------------

Title:   Vice President                                             Title:     Assistant Vice President
                                                                           --------------------------------

                                   Schedule A

                   Separate Accounts and Associated Contracts

---------------------------------------------------------------------------------------------------------------------
                 Name of Separate Account                              Contracts Funded by Separate Account
---------------------------------------------------------------------------------------------------------------------
                                                                                    GF-PVA-IC
Separate Account F                                                                  GFA-PVA-IC
                                                                                    EGF-PVU-IC
                                                                                   EGFA-PVU-IC
                                                                                G-CDA-ID(DCF); and
                                                                           associated 401/457 Contracts

---------------------------------------------------------------------------------------------------------------------
Separate Account B                                                     457 Contracts sold in Healthcare or
                                                                                 Education Markets
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Separate Account C                                                       403(b)/401/457 Contracts sold in
                                                                             Healthcare, Education or
                                                                                Government Markets
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Separate Account D                                                     401/457 Contracts sold in Corporate
                                                                              or Government Markets
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------


Any state variation of the above-referenced contracts are considered included in this Schedule A.


Date of Amendment:  ______________, 2000.

                            AMENDED EXHIBIT B TO THE
                          FUND PARTICIPATION AGREEMENT


Janus Funds:


         Janus 20 Fund
         Janus Fund
         Janus Balanced Fund
         Janus Flexible Income Fund
         Janus Worldwide Fund

Date of Amendment _______________, 2000.












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